PRESS
RELEASE

Syntroleum Announces Pricing of Public Offering of Common Stock

For Immediate Release

Thursday June 30, 2011
Contact:	Amanda Burns Syntroleum Corporation (918) 764-3480 www.syntroleum.com

TULSA, OK —

Syntroleum Corporation (NASDAQ: SYNM) today announced the pricing of its previously announced underwritten public offering of 15,900,000 shares of its common stock and warrants to purchase up to 7,950,000 shares of our common stock, offered at a price of $1.58 per share to the public. Each share of common stock is being sold together with 0.5 of a 5 year warrant to purchase one share of common stock at an exercise price of $2.36. The gross proceeds to Syntroleum from this offering are expected to be approximately $25.1 million from the sale of common stock and an additional $18.8 million if all the warrants are exercised, before deducting the underwriting discount and other estimated offering expenses payable by Syntroleum. All of the shares in the offering are to be sold by Syntroleum. The offering is expected to close on or about July 6, 2011, subject to customary closing conditions.

JMP Securities LLC is book manager and underwriter for the proposed offering.

Syntroleum intends to use the net proceeds from this offering for general corporate purposes, working capital for our Dynamic Fuels, LLC investment and initial natural gas to liquids project development.

A shelf registration statement relating to the shares was filed with the Securities and Exchange Commission (SEC) and is effective. A final prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Syntroleum

Syntroleum Corporation owns the Syntroleum® Process for Fischer-Tropsch (FT) conversion of synthesis gas derived from biomass, coal, natural gas and other carbon-based feedstocks into liquid hydrocarbons, the Synfining® Process for upgrading FT liquid hydrocarbons into middle distillate products such as synthetic diesel and jet fuels, and the Bio-Synfining™ technology for converting animal fat and vegetable oil feedstocks into middle distillate products such as renewable diesel and jet fuel using inedible fats and greases as feedstock. The 50/50 venture – known as Dynamic Fuels – was formed to construct and operate multiple renewable synthetic fuels facilities, with production on the first site beginning in 2010. The Company plans to use its portfolio of technologies to develop and participate in synthetic and renewable fuel projects. For additional information, visit the Company’s web site at www.syntroleum.com

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as well as historical facts. These forward-looking statements may include statements relating to the Syntroleum® Process, the Synfining® Process, our renewable fuels Bio-Synfining ™technology, plans to use the Company’s various technologies, operational activities of the Company, commercialization of the Company’s technologies, certification of Fischer-Tropsch and renewable fuels, performance and use of Syntroleum’s cobalt catalyst, and performance and use of fuels derived from the Syntroleum® Process and technology test results. When used in this document, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should” and similar expressions are intended to be among the statements that identify forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these kinds of statements involve risks and uncertainties. Actual results may not be consistent with these forward-looking statements. Syntroleum undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time. Important factors that could cause actual results to differ from these forward-looking statements include the potential that debt or equity financing for anticipated plants may not be available, the schedule for development, construction and operation of proposed plants may not be met, anticipated appropriation and expenditure of federal monies does not occur, commercial-scale plants do not achieve the same results as those demonstrated on a laboratory or pilot basis or that such plants experience technological and mechanical problems, the potential that improvements to Syntroleum’s various technologies currently under development may not be successful, the impact on plant economics of operating conditions (including energy prices), construction risks, risks associated with investments and operations in foreign countries, our dependence on strategic relationships with manufacturing and engineering companies, volatility of energy prices, the ability to implement corporate strategies, including the continued availability of adequate working capital, competition, intellectual property risks, our ability to obtain financing and other risks described in the Company’s filings with the Securities and Exchange Commission.

® “Syntroleum” is registered as a trademark and service mark in the U.S. Patent and Trademark Office.